UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3150 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 910-1875
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
          Superior Offshore International, Inc., a Delaware corporation (the “Company”) previously disclosed that on April 24, 2008 it filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) (Case No. 08-32590-H2-11). The Company continues to operate its business as “debtor in possession” under the jurisdiction of the Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.
          On May 8, 2008, the Company filed a motion with the Court for authority to sell a 12-Man 300 meter skid-mounted saturation diving system and related equipment to Global Industries Offshore LLC (“Global”) for a cash payment of $6,750,000.00.
          On May 13, 2008, the Company filed a motion with the Court for authority to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:

99.1	Press Release issued by Superior Offshore International, Inc. dated May 14, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: May 14, 2008	By:	/s/ H. Malcolm Lovett
H. Malcolm Lovett
Chief Restructuring Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Superior Offshore International, Inc. dated May 14, 2008